Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Randall A. Lipps, the Chief Executive Officer of Omnicell, Inc. (the “Company”) and James T. Judson, the Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.    The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Omnicell, Inc. under the Security Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

Dated: November 9, 2005

/s/ RANDALL A. LIPPS	/s/ JAMES T. JUDSON
Randall A. Lipps	James T. Judson
Chief Executive Officer	Vice President of Finance and
Interim Chief Financial Officer